EXHIBIT 10.20

FIRST AMENDMENT

THE PNC FINANCIAL SERVICES GROUP, INC.

AND AFFILIATES DEFERRED COMPENSATION PLAN

(as amended and restated effective May 5, 2009)

WHEREAS, The PNC Financial Services Group, Inc. (“PNC”) sponsors The PNC Financial Services Group, Inc. And Affiliates Deferred Compensation Plan (the “Plan”);

WHEREAS, Section 10 of the Plan authorizes PNC to amend the Plan; and

WHEREAS, PNC wishes to amend the Plan to reflect certain design and other clarifying changes.

NOW, THEREFORE, IT IS RESOLVED that the Plan is hereby amended as follows, effective as of January 1, 2010 unless otherwise stated herein:

1.	The last sentence of Section 1.15 (“Distribution Date”) is amended and restated in its entirety to read as follows:

“The Participant may designate January 15 or July 15 as the applicable annual payment date.”

2.     Effective for awards earned on or after January 1, 2011, the first paragraph of Section 3.1 (“Deferral Amount”) is amended and restated in its entirety to read as follows:

“Any Employee who is eligible to participate in the Plan pursuant to the criteria set forth in Section 2 of the Plan may elect to defer payment of up to 75% of an Eligible Annual Cash Incentive Award by designating either a dollar amount or a percentage of such Eligible Annual Cash Incentive Award for deferral; provided, however, that (i) the Participant’s gross Deferral Amount may not be less than $5,000 for any single deferral; and (ii) if the participant designates a dollar amount for deferral and 75% of his Annual Cash Incentive Award is less than such amount, then his deferral will be equal to 75% of the Annual Cash Incentive Award (if such amount is at least $5000). If a percentage election (or deemed election under (iii) above) would produce a Deferral Amount of less than $5000, no deferral shall be made.”

3.	Section 4.1 (“Time of Distribution”) is amended to add the following new sentence to the end thereof:

“For purposes of this Section 4.1, distributions of a Participant’s Account shall be valued as of the first business day of the month containing the Distribution Date.”

Executed and adopted by the Chief Human Resources Officer of The PNC Financial Services Group, Inc. this 23rd day of December, 2010 pursuant to the authority delegated by the Corporation’s Personnel and Compensation Committee.

/s/ Joan L. Gulley
Joan L. Gulley
Chief Human Resources Officer